Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of CN Resources, Inc., on Form S-1/A-2 of our report dated June 24, 2010.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

December 6, 2010